Exhibit 99.1

BIO GREEN MED SOLUTION, INC.

FORM OF PROXY CARD

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [●], 2026

at [●] [a.m./p.m.], Eastern Time

Virtual Meeting

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Bio Green Med Solution, Inc., a Delaware corporation (“BGMS” or the “Company”), hereby appoints [●] and [●], or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of BGMS to be held virtually on [●], 2026, at [●] [a.m./p.m.], Eastern Time, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals described below.

This proxy is revocable and may be revoked at any time prior to the Special Meeting by (i) delivering a written revocation to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the virtual Special Meeting and voting electronically.

Record Date: [●], 2026. Only stockholders of record at the close of business on the record date are entitled to vote at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

PROPOSALS	FOR	AGAINST	ABSTAIN
Proposal No. 1 — Approve the issuance of shares of Common Stock of Bio Green Med Solution, Inc. (“BGMS” or “Parent”) to the Selling Shareholders pursuant to the terms of the Business Combination Agreement between BGMS, Future NRG Sdn. Bhd. (“Future NRG” or the “Company”) and the shareholders of Future NRG (the “Selling Shareholders”), dated as of June 4, 2026, a copy of which is attached as Annex A and incorporated by reference herein, and is referred to as the Business Combination Agreement.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal No. 2 — Approve, to comply with Nasdaq Listing Rule 5635(a), the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock and Nasdaq Listing Rule 5635(b), the change of control of BGMS, in connection with the Transaction.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal No. 3 — Approve the amendment to the Amended and Restated Certificate of Incorporation of BGMS to increase the number of shares of Parent Common Stock that the Company is authorized to issue to 3,000,000,000 shares.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal No. 4 — Approve an amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Parent Common Stock (the “Reverse Stock Split”), at a reverse stock split ratio to be determined by the Board within a range of not less than 1:4 and not more than 1:16.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal No. 5 — Approve, for purposes of complying with applicable Delaware law, the rules and regulations of the SEC and Nasdaq and the Company’s governing documents, the issuance and sale by the Company, from time to time during the 24-month period following the Transaction (the “Future Financing”), of shares of Parent Common Stock, warrants to purchase shares of Parent Common Stock and/or other securities exercisable for, convertible into or otherwise linked to Parent Common Stock in one or more financing transactions.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal No. 6 — Consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Other Business: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the stockholders at the Special Meeting or any adjournment or postponement thereof.

VIRTUAL MEETING ACCESS: This Special Meeting will be held in a virtual meeting format only. Stockholders will be able to attend the Special Meeting and vote electronically by visiting [●]. To participate in the virtual meeting, you will need the control number included on your proxy card, voting instruction form, or notice. Please refer to the Proxy Statement/Prospectus for detailed instructions on how to attend and participate in the virtual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Date: _______________________________

Signature: ___________________________________________

Signature (if held jointly): ___________________________________________

Printed Name(s): ___________________________________________

Number of Shares: ___________________________________________

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.